UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2020

RACKSPACE TECHNOLOGY, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-39420	81-3369925
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 Fanatical Place City of Windcrest San Antonio, Texas		78218
(Address of principal executive offices)		(Zip Code)

(210) 312-4000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RXT	The Nasdaq Stock Market LLC

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

General

On December 1, 2020, Rackspace Technology Global, Inc. (the “Company”), a wholly-owned subsidiary of Rackspace Technology, Inc., announced today that it has completed its previously announced offering of $550.0 million in aggregate principal amount of 5.375% Senior Notes due 2028 (the “2028 Notes”). The 2028 Notes were issued pursuant to an indenture, dated as of December 1, 2020 (the “Indenture”), among the Company, the subsidiary guarantors party thereto from time to time (the “Guarantors”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

The 2028 Notes bear interest at a fixed rate of 5.375% per annum, accruing from December 1, 2020. Interest is payable semiannually in arrears on June 1 and December 1 of each year, commencing on June 1, 2021. The 2028 Notes will mature on December 1, 2028. The 2028 Notes are senior unsecured obligations of the Company. The 2028 Notes are fully and unconditionally guaranteed, jointly and severally, by each of the Guarantors. The guarantees are senior unsecured obligations of the Guarantors.

The 2028 Notes were offered and sold to “qualified institutional buyers” pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to certain non-U.S. persons in transactions outside the United States pursuant to Regulation S under the Securities Act. The 2028 Notes are not subject to registration rights.

The net proceeds from the sale of the 2028 Notes, together with cash on hand, will be used to fund the repurchase or redemption of all of the Company’s outstanding 8.625% Senior Notes due 2024 (the “2024 Notes”) and to pay related fees and expenses.

Redemption

The Company may redeem some or all of the 2028 Notes at its option prior to December 1, 2023 at a redemption price equal to 100% of the principal amount of the 2028 Notes redeemed, plus a customary “make-whole” premium described in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

In addition, at any time prior to December 1, 2023, the Company may also redeem up to 40% of the aggregate principal amount of the 2028 Notes with funds in an aggregate amount not to exceed the net cash proceeds from certain equity offerings at a redemption price equal to 105.375% of the principal amount of the 2028 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Company may redeem the 2028 Notes at its option, in whole at any time or in part from time to time, at the following redemption prices: from December 1, 2023 to November 30, 2024, at a redemption price equal to 102.688% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date; from December 1, 2024 to November 30, 2025, at a redemption price equal to 101.344% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date; and from December 1, 2025 and thereafter, at a redemption price equal to 100.000% of the principal amount, plus accrued and unpaid interest, if any, to but excluding the redemption date.

Certain Covenants

The Indenture contains covenants that, among other things, limit the ability of the Company and its restricted subsidiaries to incur certain additional debt, incur certain liens securing debt, pay certain dividends or make other restricted payments, make certain investments, make certain asset sales and enter into certain transactions with affiliates. These covenants are subject to a number of exceptions, limitations, and qualifications as set forth in the Indenture. Additionally, upon the occurrence of a “Change of Control” (as defined in the Indenture), the Company will be required to make an offer to repurchase all of the outstanding 2028 Notes at a price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest, if any, to, but not including, the purchase date.

The Indenture also contains customary events of default.

The foregoing description of the Indenture is qualified in its entirety by reference to the Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Other

In the ordinary course of their businesses, certain of the initial purchasers of the 2028 Notes and certain of their affiliates have, from time to time, provided, and may in the future provide, financial services to or engage in investment and commercial banking or other transactions with the Company for which they received or will receive customary fees and expenses. Apollo Global Securities, LLC, an affiliate of Apollo Global Management, Inc., was an initial purchaser of the 2028 Notes and in such capacity received a portion of the gross spread in connection with the sale of the 2028 Notes. The Trustee also acts as trustee for the 2024 Notes.

Item 1.02	Termination of a Material Definitive Agreement.

On December 1, 2020, the Company irrevocably deposited with the Trustee $273,234,139.02 to satisfy and discharge its obligations under the 2024 Notes and the indenture, among the Company, as issuer, the subsidiary guarantors party thereto and the Trustee, governing the 2024 Notes. As previously disclosed, on November 16, 2020, the Company issued a redemption notice to holders of the outstanding 2024 Notes providing for the redemption by the Company on December 16, 2020 of all outstanding 2024 Notes not purchased pursuant to the tender offer described below at a redemption price equal to 104.313% of the principal amount of the 2024 Notes, plus accrued and unpaid interest to, but excluding, December 16, 2020.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this Item 2.03 is set forth under Item 1.01 above and is hereby incorporated by reference in response to this Item.

Item 8.01	Other Events.

On November 30, 2020, the Company announced that, in connection with the Company’s previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 2024 Notes, the Company has been advised by Global Bondholder Services Corporation, as Depositary for the Tender Offer, that at 5:00 p.m., New York City time on Monday, November 30, 2020 (the “Early Tender Time”), it had received tenders of $259,147,000 aggregate principal amount of the 2024 Notes pursuant to the Tender Offer. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

On December 1, 2020, the Company purchased the $259,147,000 aggregate principal amount of 2024 Notes that were validly tendered as of the Early Tender Time for aggregate cash of approximately $271.8 million, which reflected the total consideration offered in the Tender Offer for 2024 Notes validly tendered (104.5% of the principal amount of the 2024 Notes validly tendered), plus accrued and unpaid interest to, but not including, December 1, 2020. Following the purchase, the Company cancelled the $259,147,000 aggregate principal amount of 2024 Notes that were purchased.

The Tender Offer is scheduled to expire at the end of the day, 12:00 midnight, New York City time, on Monday, December 14, 2020, unless extended or terminated earlier by the Company.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

4.1	Indenture, dated as of December 1, 2020, among Rackspace Technology Global, Inc., the subsidiary guarantors party thereto from time to time and Wells Fargo Bank, National Association, as trustee.

99.1	Press Release dated November 30, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RACKSPACE TECHNOLOGY, INC.

By:	/s/ Amar Maletira
	Name:	Amar Maletira
	Title:	President and Chief Financial Officer

Dated: December 1, 2020